Exhibit 10.6

Domtar Corporation Amended and Restated Annual Bonus Plan

Purpose

The purposes of the Domtar Corporation Annual Bonus Plan for Management Committee Members (the “Plan”) is to enable Domtar Corporation (the “Company”) or any of its Affiliates to attract, retain, motivate and reward employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

This Domtar Corporation Amended and Restated Annual Bonus Plan reflects updates and changes related to the Company’s acquisition of Resolute Forest Products Inc. and other organizational changes in the Paper Excellence Group.

Plan Eligibility

Any Employee of the Company or any of its Affiliates (the “Participant”) is eligible to be a participant in the Plan.

Performance Period

The Plan Administrator will designate each fiscal year, or another period, as the performance period, so long as such period does not exceed one year (the “Performance Period”).

Performance Criteria

Typically, within 90 days after each Performance Period begins, the Plan Administrator shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus award for such Performance Period.

When establishing performance objectives for a Performance Period, the Plan Administrator may exclude any or all “unusual or infrequently occurring items” as determined under U.S. generally accepted accounting principles, including, without limitation, the charges or costs associated with closures and restructurings of the Company or its Affiliates, discontinued operations, unusual or infrequently occurring items, capital gains and losses, other unusual, infrequently occurring or non-recurring items, and the cumulative effects of accounting changes.

The Plan Administrator may also adjust the performance objectives for any Performance Period as it deems equitable in recognition of unusual, infrequently occurring or non-recurring events affecting the Company or its Affiliates, changes in applicable tax laws or accounting principles, or such other factors as the Plan Administrator may determine.

Timing of Payout

Any bonus amount determined under this Plan shall be paid in cash to each Participant as soon as practicable after the Plan Administrator certifies that one or more of the applicable performance objectives have been attained (or after the Plan Administrator determines the amount of any such bonus based on either affirmative or negative discretion) and in any event within two and a half months of the end of the fiscal year in which the Performance Period ends.

Maximum Amount Payable

If the Plan Administrator certifies in writing that the performance objectives established for the relevant Performance Period have been satisfied, and subject to the following section (Termination of Employment), each Participant who is employed by the Company on the last day of the Performance Period for which the bonus is payable shall be entitled to receive an annual bonus up to such maximum amount as shall be

June 2024 1

Exhibit 10.6

Domtar Corporation Amended and Restated Annual Bonus Plan

determined by the Plan Administrator, subject to any individual or aggregate maximum bonus amount limits established by the Plan Administrator or Management Board.

Termination of Employment

Unless otherwise prohibited by law or otherwise determined by the Plan Administrator at the time the performance criteria are selected for a particular Performance Period, if a Participant’s employment terminates for any reason other than death, Disability, or Retirement prior to the date on which the bonus is paid, then such Participant shall not earn and shall forfeit all rights to any and all bonuses which have not yet been paid under the Plan. Notwithstanding the foregoing, the Plan Administrator, in its discretion, may waive the provisions of the preceding sentence in whole or in part, including through the offering of severance benefits (to the extent based on annual bonuses under the Plan), subject to the terms and conditions of any such severance program or offering.

If a Participant’s employment terminates as a result of death, Disability, or Retirement, then the Plan Administrator will grant payment of a full or partial bonus with regard to the entirety or portion of the Performance Period worked, subject to actual performance during the Performance Period.

New Hires; Transfers; Leaves of Absence

New hires or transfers will generally be eligible for a prorated bonus award if hired into an eligible position at least 90 days before the end of the applicable Performance Period, unless otherwise determined by the Plan Administrator. Employees whose employment status or classification changes in a manner that impacts such individual’s eligibility to participate in the Plan will generally be eligible for a prorated bonus award reflecting the time during the applicable Performance Period that such individual was eligible to participate in the Plan. The Plan Administrator may determine to prorate or otherwise adjust awards for Participants who are on an authorized leave of absence during a performance period.

Other Administrative Features

Plan Administration. The Plan Administrator shall administer and interpret the Plan. The Plan Administrator shall establish the performance objectives for any fiscal year or other Performance Period determined by the Plan Administrator and certify whether such performance objectives have been obtained. Any determination made by the Plan Administrator under the Plan shall be final and conclusive.

Effectiveness of the Plan. The Plan shall be effective for the Performance Period beginning January 1, 2024 and shall continue in effect indefinitely, unless sooner terminated pursuant to the terms of the Plan.

Negative Discretion. Notwithstanding any other provision in the Plan, the Plan Administrator shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant based on individual performance or any other factors that the Plan Administrator, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount authorized under the Plan.

Affirmative Discretion. Notwithstanding any other provision in the Plan, the Plan Administrator shall have full discretion to grant an additional annual bonus in cash to any Participant for the relevant Performance Period in an amount that may be determined from time to time by the Plan Administrator based on individual performance or any other criteria that the Plan Administrator deems appropriate.

Amendment and Termination. The Plan Administrator may at any time amend, suspend, discontinue, or terminate the Plan.

June 2024 2

Exhibit 10.6

Domtar Corporation Amended and Restated Annual Bonus Plan

Compensation Clawbacks. The Company may cancel or reduce or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any bonus awards granted or paid under the Plan, to the extent permitted or required by, or pursuant to any Company policy implemented as required by applicable law or regulation as from time to time may be in effect.

Compliance with Laws and Policies. Compliance with all applicable laws and regulations, as well as Company and Affiliate policies, practices and procedures, is an ongoing obligation of every employee. Consequently, awards under Plan may be reduced or Participants may lose eligibility for an award if the Plan Administrator determines a Participant has not fulfilled all performance or compliance obligations, including those in any Company or Affiliate code of conduct or employee manual, as applicable. The Plan shall be administered, interpreted and enforced so as to ensure its compliance with all applicable laws and nothing herein is intended or should be construed to violate any such law.

Change in Control. In the event of a Change in Control, the annual bonus payable with respect to the fiscal year in which the Change in Control occurs shall not be less than the bonus amount accrued on the books and records of the Company as of the date of the Change in Control.

In Case of Death. If the Participant dies during the plan year and is eligible for a bonus payment, the estate of the Participant will receive the payment.

No Right of Continued Employment or Participation. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any Affiliate. Participation in the Plan for a fiscal year does not imply participation for any subsequent fiscal year; such determinations will be made in the sole discretion of the Plan Administrator.

No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, estate or other person shall have any claim against the Company or any Affiliate as a result of any such action.

Non-alienation of Benefits. Except as expressly provided herein, no Participant or estate shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries; heirs, executors, administrators or successors in interest.

Taxes. Any amount payable to a Participant or the Participant’s estate under this Plan shall be subject to any applicable federal, state/province and local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment. Payments under the Plan for Participants who are U.S. taxpayers are intended to be either exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Section 409A”), as “short-term deferrals,” or to otherwise comply with Section 409A, and the Plan Administrator will construe and interpret the Plan consistent with this intent. Notwithstanding anything to the contrary, in no event will the Company or any Affiliate be required to indemnify any Participant for any additional taxes imposed as a result of Section 409A.

June 2024 3

Exhibit 10.6

Domtar Corporation Amended and Restated Annual Bonus Plan

Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

Definitions

“Affiliate” means with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person, including any Subsidiary.

“Board” means the Board of Directors of Domtar Corporation.

“Cause” means (i) the willful failure by the Participant to perform substantially their duties as an Employee of the Company or its Affiliates (other than due to physical or mental illness), (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to be injurious to the Company or its Affiliates in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s breach of fiduciary duty or fraud with respect to the Company or any Affiliate of the Company, (iv) the Participant’s having been indicted for or convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or (v) the breach by the Participant of any written covenant or agreement with the Company or its Affiliates not to disclose or misuse any information pertaining to, or misuse any property of, the Company or its Affiliates or not to compete or interfere with the Company or its Affiliates; (vi) violation of any written policy, program or code of the Company or its Affiliates or (vii) the commission by the Participant of an act of fraud or embezzlement against the Company or its Affiliates; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such employment or severance agreement. In addition, a Participant’s Service shall be deemed to have terminated for Cause if, after a Participant’s Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means and shall be deemed to have occurred if:

(i) any Person, including any “group” (within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), but excluding the Company, any employee benefit plan sponsored or maintained by the Company or any Affiliate of any of the foregoing, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s securities; or,

(ii) upon the consummation of a merger, consolidation, division, sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Event”), and immediately following the consummation of which the Persons who were stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than one-half of the gross fair market value of the consolidated assets of the Company immediately prior to such Corporate

June 2024 4

Exhibit 10.6

Domtar Corporation Amended and Restated Annual Bonus Plan

Event; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Change in Control” then, with respect to any bonus payment made to such Participant, “Change in Control” shall have the meaning set forth in such employment or severance agreement.

Notwithstanding the foregoing a Change in Control does not include the initial public offering of the equity interests of the Company pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or similar non-U.S. securities law.

“Disability” means “Disability” as specified under the Company’s long-term Disability insurance policy and any other termination of a Participant’s employment or Service under such circumstances that the Plan Administrator determines to qualify as a Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any such Participant, “Disability” shall have the meaning set forth in such agreement.

"Employee” means any officer or employee of the Company or any Affiliate (as determined by the Plan Administrator in its sole discretion).

“Employer” means the Company and may also mean any business organization that is an Affiliate of the Company by whom an Employee is directly employed.

“Management Board” means a group of Company executives responsible for providing additional oversight and financial checks and balances for the Company and its Affiliates as a whole.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

"Plan Administrator” means either the Board or, if applicable, a committee to whom the Board delegates authority to administer the Plan. As of January 1, 2024, the Plan Administrator is the Management Board. The Management Board may further delegate authority to other members of management with respect to decisions including, but not limited to, individual award allocations. All references to “Plan Administrator” in the Plan shall include, as applicable, the Board, the Management Board and any individual or group to whom the Management Board has delegated authority to administer the Plan.

“Retirement” means a termination of the Participant’s employment or Service at or after the Participant reaches age 65 or the Participant reaches age 55 with at least 10 years of Service (other than termination by the Company for Cause); provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Retirement” then “Retirement” shall have the meaning set forth in such employment or severance agreement.

“Service” means continued employment with the Company.

“Subsidiary” means any business entity in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests.

June 2024 5